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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

     North American Security Life Insurance Company, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "corporation"), does hereby certify that:

     1. The Certificate of Incorporation of the corporation is hereby amended by deleting Article FOURTH thereof in its entirety and inserting the following in lieu thereof:

          FOURTH: The total number of shares of stock that the corporation shall have authority to issue is Three Thousand (3,000). All such shares are to be common stock, par value One Thousand Dollars ($1,000) per share, and are to be of one class.

     2. The Certificate of Incorporation of the corporation is hereby further amended by adding the following Article:

          NINTH: A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     3. That the foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the sole shareholder) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, North American Security Life Insurance Company has caused this Certificate to be executed by James D. Gallagher, Vice President, General Counsel and Secretary, on this 27th day of December 1994.



                                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY


                                 By: /s/ James D. Gallagher
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